Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2009 FIRST QUARTER RESULTS
     CHICAGO, April 23 - GATX Corporation (NYSE:GMT) today reported 2009 first quarter net income of $27.6 million or $.56 per diluted share, compared to net income of $51.8 million or $1.03 per diluted share in the first quarter of 2008. The 2009 first quarter results include a negative after-tax fair-value adjustment of $11.6 million or $.23 per diluted share related to certain interest rate swaps at GATX’s AAE Cargo affiliate, and the 2008 first quarter results include a $6.8 million or $.13 per diluted share after-tax benefit from the reversal of tax reserves.
     “We entered the year anticipating considerable challenges in our markets and operating conditions have been consistent with our expectations,” said Brian A. Kenney, president and chief executive officer of GATX. “In Rail, our customers are seeing decreased demand for their products and certain customers are operating under increasing financial stress. Consequently, there is pressure on fleet utilization and lease rates. Our North American fleet utilization was 96.5% at the end of the first quarter, down from 97.9% at year end and renewal lease rates on railcars in GATX’s Lease Price Index (LPI) declined 5.5%. Fortunately, the steps we took in recent years to position GATX for a downturn are helping us manage through these difficult market conditions.
     “As expected, the environment in Marine is also challenging. In Specialty, charter rates at the marine joint ventures declined significantly in the fourth quarter of 2008, and while they have increased in some markets, they remain weak compared to recent years. American Steamship Company (ASC) recently commenced its sailing season, and it is clear that continued idling of steel manufacturing capacity on the Great Lakes will result in significantly lower iron ore shipments during the year.”
     Mr. Kenney concluded, “Our 2009 full-year earnings estimate remains unchanged, excluding fair-value adjustments as noted above. There is increased downside variability to the estimate due to a variety of uncontrollable factors, which were noted in our 2008 year-end press release, including the price of scrap steel and other assets and increased financing costs that most companies face when accessing today’s capital markets. While the environment is volatile and difficult to predict, we remain focused on utilizing this uncertainty to strengthen our position in the market.”

RAIL
     Rail segment profit was $43.1 million in the first quarter of 2009, including the negative $14.3 million pre-tax impact of the fair-value adjustment of interest rate swaps at GATX’s AAE Cargo affiliate. Asset remarketing income and scrap gains (included in “Other income”) at Rail were materially lower in the first quarter of 2009 versus the prior year.
     At March 31, 2009, Rail’s North American fleet totaled approximately 112,000 cars. Fleet utilization declined to 96.5% from 97.9% at year end. The decline in utilization reflects both end-of-lease returns and the return of approximately 620 cars related to customer bankruptcies. Utilization and lease rate pressure is fairly broad based across car types, although it continues to be most acute in freight cars. The European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 96.5% compared to 97.1% at year end.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $23.0 million in the first quarter of 2009 compared to $30.0 million in the prior year period. The year-over-year decline in segment profit was primarily due to lower share of affiliates’ earnings as the marine market remained soft following a sharp downturn in the fourth quarter of 2008.
     The Specialty portfolio currently consists of approximately $641.3 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $274.1 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $4.8 million in the first quarter 2009 compared to $.7 million in the first quarter 2008. ASC’s vessels are in winter lay up from January to late March. Steel mill capacity utilization and production are down dramatically from the prior year and ASC will deploy vessels accordingly. During the quarter, ASC reached a settlement in a litigation matter and as a result, recorded a $5.6 million recovery.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2009 first quarter results. Teleconference details are as follows:
Thursday, April 23rd
11:00 A.M. Eastern Time
Domestic Dial-In:      1-877-852-6575
International Dial-In: 1-719-325-4758
Replay: 1-888-203-1112 / Access Code: 1951249
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(04/23/09)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended
	March 31
	2009	2008
Gross Income
Lease income	$232.8	$234.8
Marine operating revenue	1.1	14.1
Asset remarketing income	14.4	20.9
Other income	14.6	19.4

Revenues	262.9	289.2
Share of affiliates’ earnings	1.5	21.9

Total Gross Income	264.4	311.1

Ownership Costs
Depreciation	51.1	48.2
Interest expense, net	41.5	36.2
Operating lease expense	33.9	38.0

Total Ownership Costs	126.5	122.4

Other Costs and Expenses
Maintenance expense	61.3	60.8
Marine operating expense	0.7	11.5
Selling, general and administrative	33.0	38.5
Other	3.4	11.2

Total Other Costs and Expenses	98.4	122.0

Income before Income Taxes	39.5	66.7
Income Tax Provision	11.9	14.9

Net Income	$27.6	$51.8

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended
	March 31
	2009	2008
Per Share Data

Basic	$0.57	$1.10

Average number of common shares	48.3	46.8

Diluted	$0.56	$1.03

Average number of common shares and common share equivalents	50.3	51.6

Dividends declared per common share	$0.28	$0.27

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	March 31	December 31
	2009	2008

Assets

Cash and Cash Equivalents	$70.5	$102.2
Restricted Cash	40.6	41.1

Receivables
Rent and other receivables	51.8	79.5
Finance leases	325.1	331.8
Loans	1.2	4.9
Less: allowance for possible losses	(18.9)	(18.6)

	359.2	397.6

Operating Lease Assets, Facilities and Other
Rail	5,202.3	5,232.3
Specialty	260.6	271.4
ASC	376.3	373.1
Less: allowance for depreciation	(1,948.3)	(1,955.2)

	3,890.9	3,921.6

Investments in Affiliated Companies	388.9	399.3
Goodwill	92.0	95.7
Other Assets	207.7	232.9

Total Assets	$5,049.8	$5,190.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$126.5	$146.6

Debt
Commercial paper and borrowings under bank credit facilities	136.5	125.1
Recourse	2,363.1	2,376.2
Nonrecourse	240.5	243.3
Capital lease obligations	60.8	64.7

	2,800.9	2,809.3

Deferred Income Taxes	714.0	710.9
Other Liabilities	338.7	399.1

Total Liabilities	3,980.1	4,065.9
Total Shareholders’ Equity	1,069.7	1,124.5

Total Liabilities and Shareholders’ Equity	$5,049.8	$5,190.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$216.5	$15.3	$1.0	$—	$232.8
Marine operating revenue	—	—	1.1	—	1.1
Asset remarketing income	4.7	9.7	—	—	14.4
Other income	13.2	1.1	0.1	0.2	14.6

Revenues	234.4	26.1	2.2	0.2	262.9
Share of affiliates’ earnings	(8.9)	10.4	—	—	1.5

Total Gross Income	225.5	36.5	2.2	0.2	264.4

Ownership Costs
Depreciation	46.2	4.9	—	—	51.1
Interest expense, net	33.6	5.8	2.2	(0.1)	41.5
Operating lease expense	33.6	0.4	—	(0.1)	33.9

Total Ownership Costs	113.4	11.1	2.2	(0.2)	126.5

Other Costs and Expenses
Maintenance expense	61.2	—	0.1	—	61.3
Marine operating expense	—	—	0.7	—	0.7
Other	7.8	2.4	(5.6)	(1.2)	3.4

Total Other Costs and Expenses	69.0	2.4	(4.8)	(1.2)	65.4

Segment Profit	$43.1	$23.0	$4.8	$1.6	72.5

Selling, general and administrative					33.0

Income before Income Taxes					39.5
Income Tax Provision					11.9

Net Income					$27.6

Selected Data:

Investment Volume	$70.5	$4.2	$3.2	$1.4	$79.3

Asset Remarketing Income:
Disposition Gains on Owned Assets	0.7	1.4	—	—	2.1
Residual Sharing Income	4.0	8.3	—	—	12.3

Total Asset Remarketing Income	$4.7	$9.7	$—	$—	$14.4

Scrapping Gains (a)	$2.2	$—	$—	$—	$2.2

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$219.5	$14.2	$1.1	$—	$234.8
Marine operating revenue	—	—	14.1	—	14.1
Asset remarketing income	11.0	9.9	—	—	20.9
Other income	17.5	1.7	—	0.2	19.4

Revenues	248.0	25.8	15.2	0.2	289.2
Share of affiliates’ earnings	5.5	16.4	—	—	21.9

Total Gross Income	253.5	42.2	15.2	0.2	311.1

Ownership Costs
Depreciation	44.2	4.0	—	—	48.2
Interest expense, net	30.1	4.1	2.4	(0.4)	36.2
Operating lease expense	37.6	0.5	—	(0.1)	38.0

Total Ownership Costs	111.9	8.6	2.4	(0.5)	122.4

Other Costs and Expenses
Maintenance expense	60.2	—	0.6	—	60.8
Marine operating expense	—	—	11.5	—	11.5
Other	7.6	3.6	—	—	11.2

Total Other Costs and Expenses	67.8	3.6	12.1	—	83.5

Segment Profit	$73.8	$30.0	$0.7	$0.7	105.2

Selling, general and administrative					38.5

Income before Income Taxes					66.7
Income Tax Provision					14.9

Net Income					$51.8

Selected Data:

Investment Volume	$54.5	$6.7	$3.3	$6.9	$71.4

Asset Remarketing Income:
Disposition Gains on Owned Assets	10.2	7.6	—	—	17.8
Residual Sharing Income	0.8	2.3	—	—	3.1

Total Asset Remarketing Income	$11.0	$9.9	$—	$—	$20.9

Scrapping Gains (a)	$6.4	$—	$—	$—	$6.4

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions)

	3/31/2008	6/30/2008	9/30/2008	12/31/2008	3/31/2009
Assets by Segment (includes off-balance sheet assets)
Rail	$4,911.5	$4,973.1	$4,943.4	$5,098.9	$4,958.9
Specialty	486.4	539.1	653.8	644.5	614.8
ASC	276.5	321.6	296.0	275.0	266.7
Other	125.7	118.9	165.9	89.9	90.7

Total Assets, Excluding Cash	$5,800.1	$5,952.7	$6,059.1	$6,108.3	$5,931.1

Non-performing Investments	$20.0	$19.5	$19.4	$19.2	$19.0

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$(113.2)	$(52.3)	$112.8	$22.9	$66.0
On Balance Sheet Recourse Debt	2,404.2	2,325.9	2,299.4	2,376.2	2,363.1
On Balance Sheet Nonrecourse Debt	—	—	73.3	243.3	240.5
Off Balance Sheet Recourse Debt	845.2	852.4	834.0	845.8	779.9
Off Balance Sheet Nonrecourse Debt	326.4	322.7	218.2	215.4	212.5
Capital Lease Obligations	69.3	68.0	66.1	64.7	60.8

Total Borrowings, Net of Unrestricted Cash	$3,531.9	$3,516.7	$3,603.8	$3,768.3	$3,722.8

Total Recourse Debt (a)	3,205.5	3,194.0	3,312.3	3,309.6	3,269.8
Shareholders’ Equity	1,136.0	1,258.6	1,274.6	1,124.5	1,069.7
Recourse Leverage	2.8	2.5	2.6	2.9	3.1

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2008	6/30/2008	9/30/2008	12/31/2008	3/31/2009
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	11.6%	5.9%	-0.3%	3.3%	-5.5%
Average Renewal Term (months)	65	63	57	65	45

Fleet Rollforward
Beginning Balance	112,445	110,754	110,195	109,874	112,976
Cars Added	725	871	1,535	4,411	354
Cars Scrapped	(908)	(1,195)	(1,078)	(970)	(855)
Cars Sold	(1,508)	(235)	(778)	(339)	(149)
Ending Balance	110,754	110,195	109,874	112,976	112,326
Utilization	98.1%	98.0%	97.8%	97.9%	96.5%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	19,435	19,483	19,507	19,583	19,724
Cars Added	56	62	135	144	190
Cars Scrapped/Sold	(8)	(38)	(59)	(3)	(28)
Ending Balance	19,483	19,507	19,583	19,724	19,886
Utilization	97.5%	97.7%	97.6%	97.1%	96.5%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	79.8%	78.7%	74.5%	72.7%	69.3%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	1.1%	0.2%	-0.2%	-2.5%	-16.3%
Year-over-year Change in U.S. Carloadings (chemical) (c)	2.7%	3.1%	1.7%	-2.4%	-18.1%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	1.1%	-1.6%	-3.2%	-6.2%	-11.9%
Production Backlog at Railcar Manufacturers (d)	65,223	61,573	52,154	31,921	n/a (e)

(a)	LPI is an internally generated business indicator that measures general lease pricing on renewals. The index reflects the weighted average lease rate for a selected group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average expiring lease rate and the weighted average renewal lease rate.

(b)	As reported and revised by the Federal Reserve

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)

(e)	n/a = not available; not published by the RSI as of the date of this release